AGREEMENT FOR PURCHASE AND SALE
                             AND ESCROW INSTRUCTIONS

     This Agreement of Purchase and Sale ("Agreement") is made this 17th day of September, 1997, by and between United Grocers, an Oregon corporation ("Seller"), and C&K Market, Inc., an Oregon Corporation ("Buyer"), with reference to the following facts:

     A. Seller is the fee owner of that certain parcel of real property which is improved with a building and other facilities, fixtures, paving and surfacing thereon or associated therewith (collectively, the "Real Property"). The Real Property is located at 1139 S. Cloverdale Blvd., in the town of Cloverdale in the County of Sonoma in the State of California and is more particularly described in Exhibit A attached hereto and forming a part hereof.

     B. Seller desires to sell and Purchaser desires to purchase the Real Property, and all appurtenant easements and rights, and the Personal Property (hereinafter defined), on the terms, covenants and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the purchase price set forth herein, and the other terms, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by Seller and Purchaser as follows:

     1. Purchase and Sale. On the Closing Date set forth in Paragraph 3(b), Seller shall convey, or cause to be conveyed, to Purchaser or to Purchaser's nominee or assignee, and Purchaser or its assignee shall purchase from Seller, all of the following:

          (i) The Real Property, together with all appurtenant easements and rights, subject to such easements, reservations and agreements as may have been approved by Purchaser in accordance with Paragraph 4(a);

          (ii) The "Personal Property" consisting of (i) all personal property attached or appurtenant to the Real Property, including without limitation appliances and HVAC equipment, all as set forth in Exhibit B attached hereto and

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     provided in this Agreement and the same shall be returned to Purchaser.

     (b) Subject to the provisions of Paragraph 12 below, Purchaser shall pay to Seller through Escrow Agent at Closing in immediately available funds (i) the amount due under the Earnest Money Note, and (ii) the balance of the Purchase Price, i.e., the sum of Five Million Three Hundred Seventy-Five Thousand Dollars ($5,375,000), plus (or minus) the net amount of all costs, expenses, adjustments and prorations to be debited (or credited) to Purchaser pursuant to this Agreement.

     (c) All payments required to be made under this Agreement shall be made in U.S. funds.

     (d) Allocation of the Purchase Price between the Real Property, the Personal Property and the Intangibles shall be as set forth in Exhibit C attached hereto and forming a part hereof.

     3. Escrow.

     (a) Seller and Purchaser have opened an escrow (the "Escrow") with First American Title Insurance Company of Oregon, 200 S.W. Market Street, Suite 1776, Portland, Oregon 97201-5786 ("Escrow Agent") through which the purchase and sale of the Property shall be consummated. A fully executed copy of this Agreement shall be deposited with Escrow Agent, duly executed by Seller, Purchaser and Escrow Agent, and Escrow Agent shall be hereby authorized and instructed to deliver pursuant to the terms of this Agreement the documents and monies to be deposited into the Escrow. Escrow Agent may attach to this Agreement as Exhibit D Escrow Agent's standard form escrow agreement which shall, to the extent that the same is consistent with the terms hereof, inure to the benefit of Escrow Agent.

     (b) Escrow shall close as soon as practicable after the date hereof but in no event later than October 1, 1997. If Closing fails to occur for any reason, including but not limited to Purchaser's disapproval of any of the information referred to in Paragraphs 4 or 5, the costs relating to the issuance of the Title Report and Escrow Agent's cancellation fees, if any, shall be paid by Purchaser. Notwithstanding the foregoing, if Closing fails to occur because of the failure of Seller to comply with its

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obligations  hereunder,  in addition to other remedies available to Purchaser at law or equity, said costs shall be borne by Seller. In any event, each party shall bear its own incidental costs and expenses, including but not limited to legal and accounting fees and travel expenses. The term "Closing Date" or "Closing" as used herein shall be deemed to be the date upon which the respective Conditions Precedent to Purchaser's Obligation to Close Escrow (set forth in Paragraph 8 below) and the Conditions Precedent to Seller's Obligation to Close Escrow (set forth in Paragraph 9 below) have been satisfied, the Grant Deed (defined herein) is recorded in the office of the County Recorder of Sonoma County, Oregon, and the net proceeds of sale are held by Escrow Agent for disbursal to Seller.

     4. Title Matters.

     As soon practicable after the date hereof,  but in no event later than five
(5) days after the date hereof, Escrow Agent shall have delivered or shall cause to be delivered to Purchaser an ALTA Preliminary Title Report, issued by First American Title Insurance Company of Oregon ("Title Company"), covering the Real Property, which may state that it is subject to any matter which would be disclosed by a survey (the "Title Report"). Purchaser shall have the right to request copies of all documents evidencing matters of record shown in the Title Report as exceptions to title to the Property, and may object to any exceptions contained in the Title Report by giving notice to Seller within the Approval Period. If Purchaser disapproves of any such exceptions, Seller shall have the option until 5:00 p.m. on the day which is three (3) days after the expiration of the Approval Period to elect, in its sole and absolute discretion, to (i) cure or remove any one or more such exceptions or (ii) terminate this Agreement, which election must made in writing delivered to Purchaser. If Seller elects to cure or remove any exception, it shall have until one (1) day prior to Closing to cure or remove such exception(s). For two (2) business days following Seller's election to terminate this Agreement, Purchaser shall have the right to waive its disapproval of any one or more of the exceptions that Seller has not elected to cure or remove and thereby rescind Seller's election to terminate and agree to take title to the Property subject to such exceptions. Notwithstanding any of the foregoing, Seller shall remove or cause to be removed all monetary liens of record (except only for the liens of the taxes and assessments to be prorated under

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Paragraph  11(a)(i)),  at its sole cost and expense  and, if  necessary,  Seller shall deliver to Escrow Agent prior to Closing additional funds necessary to clear title to the Property of such liens. Any exceptions to title not disapproved by Purchaser, or for which disapproval has been waived by Purchaser, shall be referred to as "Permitted Exceptions" hereinafter.

     5. Approval Period.

     (a) Purchaser shall have twenty (20) days from the date hereof to inspect and approve the condition of the Property (the "Approval Period").

     (b) Purchaser shall have until the expiration of the Approval Period in which to approve or disapprove of the condition of the Property, or to any exceptions to title to the Property shown on the Title Report. Purchaser's disapproval must be in writing delivered to Seller prior to the expiration of the Approval Period. Failure to deliver such written disapproval shall be deemed Purchaser's approval of the said matters. If Purchaser disapproves any of said matters with the Approval Period, it shall have the right to terminate this Agreement by written notice to Seller, in which case the Escrow Payment shall be returned to Purchaser.

     6. Inspections and Approval by Purchaser.

     (a) From and after the date hereof, Purchaser and its agents, employees and contractors shall be afforded full access to the Property during normal business hours for the purpose of making such investigations as Purchaser deems prudent with respect to the physical condition of the Property. Seller shall cooperate fully to assist Purchaser in completing such inspection. However, Purchaser agrees to hold Seller harmless from and against any loss, cost, damage, claim or expense suffered by Seller caused by Purchaser's investigations. Purchaser shall restore the Property to its condition immediately prior to such investigations if Closing fails to occur for any reason other than Seller's default.

     (b) From and after the date hereof until Closing, Purchaser shall be afforded full opportunity by Seller during normal business hours to examine all books and records which relate to the Property, including any specifications and any permits, reports and studies and similar information relating to the Property or its

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management,  operation,  maintenance  or use (to the  extent  that  they  are in
Seller's possession). Purchaser shall have the reasonable right to make copies of such books and records, and to conduct such review as Purchaser deems prudent. Purchaser may in addition investigate all matters relating to the zoning, and compliance with other applicable laws related to the use and occupancy of the Property,

     7. Operation of Property Pending Closing.

     (a) Seller shall keep all insurance policies covering the Property in force and in effect between the date of this Agreement and Closing.

     (b) Seller shall have the right to renew or replace Service Contracts which expire prior to Closing for any term provided that such Service Contracts are terminable by Seller or its successors in interest upon not more than thirty
(30) days notice to the service provider.

     (c) Seller shall manage the Property from the date hereof until Closing in a first-class manner and shall perform all maintenance work and ordinary repairs and pay all costs and expenses related thereto in the ordinary course of business. From and after the date hereof, Seller shall not enter into any new contracts or agreements for such work which will cost in excess of Five Thousand Dollars ($5,000.00) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Seller shall comply with all of its obligations imposed by law or by any other contract or agreement relating to the operation and maintenance of the Property.

     (d) Except for removing any disapproved exceptions to title, Seller shall do nothing to affect title to the Property.

     8. Conditions Precedent to Purchaser's Obligation to Close Escrow.

     Purchaser's obligation to close this transaction shall be subject to, and contingent upon satisfaction or waiver by Purchaser, in writing, of each of the following conditions:

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          (i) Purchaser shall have either  affirmatively  approved or shall have been conclusively deemed to have approved those matters set forth in paragraphs 4, 5 and 6 in respect to which Purchaser has, under the provisions of this Agreement, a right of inspection and/or approval; or, in the event Purchaser has delivered written objections to Seller in respect to any such matters, if in the manner and within the time periods provided in this Agreement therefor, Seller has agreed to remedy, and has remedied, such objections prior to Closing or Purchaser has waived same in writing;

          (ii) Seller shall have performed all of Seller's obligations under this Agreement; and

          (iv) The Title Company shall be ready, willing and able to issue the Title Policy;

     9. Conditions Precedent to Seller's Obligation to Close Escrow.

     The obligation of Seller to consummate the transactions contemplated hereby is subject to the following conditions, inserted for 8eller's sole benefit and which may be waived solely by Seller only in writing at its sole option. Said conditions are as follows:

          (i) The representations and warranties of Purchaser contained in this Agreement, or in any certificate or document signed by Purchaser pursuant to the provisions hereof, shall be true on, and as of, Closing in all material respects as though such representations and warranties were made on, and as of, such date.

          (ii) Purchaser shall have performed all of Purchaser's obligations under this Agreement; and

          (iii) The Title Company shall be ready, willing and able to issue the Title Policy.

     10. Closing Procedure.

     (a) At least three (3) business days prior to the date of Closing, Purchaser shall have delivered to Escrow Agent counterpart

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executed  originals of the following  documents and the following  sums of money required to be delivered by Purchaser hereunder:

          (i) If Purchaser assigns its rights as permitted hereunder, similar evidence as appropriate of any such assignee or nominee, evidencing authorization and approval of execution by Purchaser and of such assignee of this Agreement and each of the acts of Purchaser and of such assignee performed pursuant to the provisions hereof;

          (ii) The Purchase Price in the manner set forth in Paragraph 2;

          (iii) Such funds as may be necessary to comply with Purchaser's obligations hereunder regarding prorations, costs and expenses.

     (b) At least three (3) business days prior to the date of Closing, Seller shall have delivered to Escrow Agent counterpart executed originals of the following documents and the following sums of money required to be delivered by Seller hereunder:

          (i) A deed (the "Grant Deed"), duly executed and acknowledged by Seller, and a separate declaration of documentary transfer tax in form satisfactory to Escrow Agent,

          (ii) A Bill of Sale executed by Seller in favor of Purchaser or its nominee or assignee (the "Bill of Sale") covering the Personal Property;

          (iii) A certified copy of resolutions of Seller authorizing the within transaction;

          (iv) Any information reasonably required to enable Purchaser to take possession of the Property upon Closing. Seller agrees to deliver all keys to the Property to Purchaser promptly upon Closing;

     (c) Provided that Escrow Agent confirms to Purchaser on the day prior to the Closing Date that, but for the delivery to it of the cash portion of the Purchase Price, Escrow Agent is ready, willing and able to proceed to closing, Purchaser shall deliver or cause to be delivered to Escrow Agent by noon, Portland Oregon

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time, on the Closing Date,  the balance of the Purchase  Price in the manner set forth in Paragraph 2 and such funds as may be necessary to comply with Purchaser's obligations hereunder regarding prorations, costs and expenses. Upon delivery of said sums of money, Escrow Agent shall cause Title Company to cause the Grant Deed to be recorded in the Official Records of Sonoma County, California, and immediately to issue the Title Policy.

     11. Prorations.

     (a) All revenues, income, receivables, costs, property taxes, expenses and payables of the Property shall be apportioned equitably between the parties as of the Closing Date on the basis of a thirty (30) day month, and with respect to the items enumerated below where a particular manner of apportionment is provided, then apportionment of such item shall be made in a such manner. The obligation to make apportionments shall survive the closing. Without limitation the following items shall be so apportioned:

          (i) Real Estate and personal property taxes and any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest previous tax levies. Such items shall be reapportioned between Seller and Purchaser if current tax rates differ from the latest previous tax rates as soon as the same are known. Seller agrees that, to the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property, or any portion thereof, the Seller or the Purchaser at any time subsequent to losing but with reference to any period prior thereto, Seller shall promptly pay to Purchaser an amount equal to such additional assessments or levies; and

          (ii) Subject to the provisions of Paragraph 11(c) below, utility charges levied against Seller or the Property, and Purchaser shall transfer all such utility services to its name and account as of the Closing Date.

     No insurance policies shall be assigned hereunder and accordingly there shall be no proration of insurance premiums:

     (b) The expenses of Closing shall be paid in the following manner:

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          (i) Seller shall pay:

               (A) The cost of the Title Policy;

               (B) One-half (1/2) of any transfer tax imposed on the conveyance of title to the Property to Purchaser; and

               (C) One-half (1/2) of Escrow Agent's Escrow fee.

          (ii) Purchaser shall pay:

               (A) The recording fee for the Grant Deed;

               (B) One-half (1/2) of any transfer tax imposed on the conveyance of title to the Property to Purchaser; and

               (C) Any sales taxes; and

               (D) One-half (1/2) of Escrow Agent's Escrow fee.

     All other Closing fees and expenses, including but not limited to the parties' legal expenses, accounting and consulting fees, and other incidental expenses in connection with this transaction shall be borne by the party incurring same.

     (c) Seller shall make reasonable efforts to cause all utilities furnished to the Property, including but not limited to electricity, gas, water and sewer, to be read the day prior to the Closing Date, and Seller shall be responsible to pay all costs and charges therefor for the period prior to the Closing Date, and Purchaser shall be responsible to pay all such costs and charges from and after the Closing Date.

     12. Representations, Warranties and Covenants of Seller.

     (a) Seller hereby makes the following representations, warranties and covenants, each of which is stated by Seller as being true and correct on the date hereof;

          (i) Seller has full legal power and authority to enter into and perform this Agreement in accordance with its terms, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its

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     terms, except as such enforcement may be affected by bankruptcy, insolvency and other laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any deed of trust, agreement or undertaking to which Seller is a party or by which Seller or any of its property, including the Property, may be bound or affected. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Seller, and all such actions have been duly taken by Seller;

          (ii) Seller will deliver good an marketable title to the Property at Closing free and clear of all liens, claims and encumbrances except the Permitted Encumbrances;

          (iii) Seller is the fee owner of the Property and has good and marketable title thereto, free and clear of all liens, claims and encumbrances, except the Permitted Encumbrances;

          (iv) To Seller's knowledge, the Property is being operated by Seller in full compliance with all subdivision, building, and zoning laws, and Seller has not received any notice of violation of law or municipal ordinance, order or requirement having jurisdiction or affecting the Property at the date hereof;

          (v) There is presently no claim, action, litigation, arbitration or other proceeding pending against Seller relating to the Property or the transactions contemplated hereby and, to Seller's knowledge, there is presently no claim, governmental investigation or threatened litigation or arbitration proceedings to which Seller is a party relating to the Property;

          (vi) There are no pending condemnation or annexation proceedings affecting the Property or any part thereof, or to Seller's knowledge any intended public improvements which will result in any charge being levied or assessed against the Property or in the creation of any lien upon the Property;

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          (vii)  Seller  does not  have  any  liability  for any  taxes,  or any interest or penalty in respect thereof, of any nature that may be assessed against Purchaser or become a lien against the Property;

          (viii) To Seller's knowledge, there are no facts or conditions which will result in the termination of the present access from the Property to any utility services or to existing highways and roads;

          (x) The representations and warranties contained in sub-paragraphs a(i)-a(viii) of this Paragraph 12 are true and correct on the date hereof in all material respects, and no representation or warranty made by Seller or in any statement or exhibit required to be furnished hereunder omits or will omit a material fact necessary to make the statement thereon not misleading.

     (b) If Seller becomes aware of any fact or circumstance which would change a representation or warranty, then Seller will immediately give notice of such changed fact or circumstance to Purchaser. Seller shall issue a certificate at the closing stating that all of the representations and warranties contained in this Paragraph 12 are true and correct as of said date, except as otherwise set forth herein.

     (c)  Upon   notification  of  any  fact  which  would  change  any  of  the representations or warranties contained herein, other than a fact or circumstance occurring after the date of this Agreement, Purchaser shall have the option of (i) waiving the breach that would be caused by such change, (ii) agreeing with Seller to adjust the terms hereof to compensate Purchaser for such change (although Seller may make such agreement in its sole and absolute discretion), or (iii) to terminate this Agreement.

     13. Representations and Warranties of Purchaser.

     Purchaser hereby makes the following representations and warranties, each of which is stated by Purchaser as being true and correct on the date hereof:

     (a) Purchaser is a corporation duly incorporated and validly existing under the laws of the state of Oregon, and has all

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requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. Purchaser has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties, to carry on its business as now conducted.

     (b) The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby to which Purchaser is a party have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

     (c) The execution and delivery by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party and the fulfillment of and compliance with the respective terms hereof by Purchaser, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) constitute a default under; (iii) give any third party the right to accelerate any obligation under; (iv) result in a violation of; or (v) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to, the Articles of Incorporation or Bylaws of Purchaser or any law, statute, rule, or regulation to which Purchaser is subject, or any agreement, instrument, order, judgment, or decree to which Purchaser is subject;

     (d) Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby; and (ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Purchaser or any affiliate in connection with Purchaser's execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

     (e)  There   are  no   actions,   suits,   proceedings,   or   governmental
investigations or inquiries pending or, to the knowledge of

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Purchaser,  threatened against Purchaser or its properties,  assets, operations, or businesses that might delay, prevent, or hinder the consummation of the transactions contemplated by this Agreement.

     14. General Covenants and Agreements of Purchaser and Seller.

          14.1 Delivery of Possession. Possession of the Property shall be delivered to Purchaser upon Closing.

          14.2 Damage to or Destruction of Property Prior to Closing; Risk of Loss. In the event the Property shall sustain damage caused by fire or other casualty prior to Closing, the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be assigned to Purchaser at Closing all of Seller's interest in and to the insurance proceeds which may be payable to Seller on account of such occurrence, and Seller shall have no obligation of repair or replacement. If an uninsured loss or casualty occurs, Purchaser shall receive a credit at Closing against the Purchase Price in an amount equal to the cost of repairing or restoring the loss or casualty in question.

          14.3 Condemnation of Property Prior to Closing. In the event that the Property or any part thereof becomes the subject of a condemnation proceeding prior to Closing, Seller agrees to immediately advise Purchaser thereof. In the event of such condemnation, Purchaser shall have the option of (i) taking title in accordance with the terms and conditions of this Agreement and negotiate with the condemning authority for the condemnation award and receive the benefits thereof without affecting the Purchase Price; or (ii) terminating this Agreement and declaring its obligations hereunder null and void and of no further effect, in which event all sums theretofore paid to Seller or to Escrow Agent hereunder shall be returned to Purchaser as set forth herein. Notice of the exercise of such option hereunder shall be in writing, delivered to Se1ler at the address set forth in Paragraph 15.6. (or such other address as Seller may have theretofore designated in writing) at least two (2) days prior to Closing.

          14.4 Broker's Commissions. Seller and Purchaser each warrant that neither Seller nor Purchaser, respectively, negotiated with respect to the purchase of the Property through any broker, agent, finder, affiliate or other third party, or incurred any

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liability,  contingent or  otherwise,  for brokerage or finder's fees or agent's commissions or other like payments in connection with this Agreement, or the transactions contemplated hereby, and each hereby agrees to hold harmless and indemnify the other from any and all claims, demands, causes of action or damages resulting therefrom.

          14.5 Further Assurances Prior to Closing. Seller and Purchaser shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental or appropriate to effectuate the purchase and sale and the transactions contemplated in this Agreement.

          14.6 Failure to Close. Except as otherwise provided in this Agreement, in the event Closing does not occur for any reason whatsoever, and after the parties shall have conformed to the requirements set forth in this Agreement, the parties shall execute and deliver mutual general releases with respect to any claims in connection with the transactions contemplated by this Agreement and evidencing the termination of this Agreement.

          14.7 Time of Essence. Time shall be of the essence with respect to the obligations of the parties hereunder.

[         14.8 Assignability.  Purchaser may assign all of its rights and duties hereunder to any entity in which Purchaser is, directly or indirectly, a general partner, without Seller's consent, or nominate any entity to take title to the Property, upon the giving of written notice to Seller, which notice may not be given less than three (3) days prior to Closing. Any other assignment may not be made without Seller's prior written consent, which shall not be unreasonably withheld. Any such assignment is conditional upon such assignee agreeing to be bound by all consents and approvals theretofore given or deemed to have been given by Purchaser, and such assignment or nomination shall not relieve Purchaser of its obligations hereunder.]

     15. Miscellaneous Provisions.

          15.1 Successors and Assigns. Subject to the provisions hereof, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

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          15.2 Entire Agreement.  This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements between the parties hereto with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such party.

          15.3 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of California.

          15.4 Paragraph Headinqs; References. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof. References in this Agreement to a numbered paragraph are to the paragraphs of this Agreement, and the terms "herein," "hereof" and like terms are references to the Agreement as a whole.

          15.5 Attorneys' Fees. If either Seller or Purchaser obtain legal counsel or bring an action against the other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, which shall be payable whether or not any action is prosecuted to judgment. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

          15.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered, or deposited in the U.S. Mail, first class postage prepaid and addressed, to the following addresses:

          Seller:           United  Grocers, Inc.
                            Post Office Box 22187
                            Portland, OR 97269-2187

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.

     Seller:                United Grocers, Inc.,
                                an Oregon corporation

                            By: /s/ George P. Fleming
                            Name:
                            Title:  Asst. Secty

     Purchaser:             C&K Market, Inc.,
                                an Oregon Corporation

                            By:  /s/ Douglas A. Nidiffer
                            Name:  Douglas A. Nidiffer
                            Title:  President

AGREED AND ACCEPTED:

     Escrow Agent:          First American Title Insurance
                                 Company of Oregon


                            By: ------------------------------
                            Name: ----------------------------
                            Title: ---------------------------


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                                 EXHIBIT INDEX

Exhibit A
Real Property Description

Exhibit B
Personal Property Inventory

Exhibit C
Allocation of Purchase Price

Exhibit D
Escrow Agent's Standard Escrow Agreement

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